EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

                             Assure Oil & Gas Corp.

                               Westerra 2000 Inc.

                              Assure Holdings Inc.

                     Quarry Oil & Gas Ltd. (48.5% ownership)


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